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                                                                    Exhibit 99.6

                              Smart Storage, Inc.
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                 Employee Non-Qualified Stock Option Agreement
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Smart Storage, Inc., a Massachusetts Corporation (the "Company"), hereby grants this (Date), to (Name) (the "Optionee"), an option to purchase a maximum of (Grant) shares of its Common Stock, no par value, at the price of (Price) per share, on the following terms and conditions.

        1. Grant Under 1994 Stock Plan. This option is granted pursuant to and
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is governed by the Company's 1994 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

        2. Grant as Non-Qualified Option; Other Options. This option is
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intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

        3. Extent of Option if Business Relationship Continues. If the Optionee
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has continued to serve the Company or any Related Corporation in the capacity of an employee (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date. For purposes of the table below, "Effective Date" shall mean
(Date):

        Second anniversary of the Effective Date - (Number) shares

        Third anniversary of the Effective Date - an additional (Number) shares

        Fourth anniversary of the Effective Date - an additional (Number) shares

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is ten (10)

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appropriate, if the Optionee ceases to maintain a Business Relationship with the
Company or dies or becomes disabled while involved in a Business Relationship with the Company.

     4.   Termination of Business Relationship. If the Optionee ceases to
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maintain a Business Relationship with the Company, other than by reason of death or disability as defined in Article 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

     5.   Death; Disability. If the Optionee dies while involved in a Business
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Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee's Business Relationship with the Company is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

     6.   Partial Exercise. Exercise of this option up to the extent above
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stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7.   Payment of Price. The option price is payable in United States dollars
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and may be paid:

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         (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors) equal in amount to the option price, or by any combination of the foregoing, equal in amount to the option price; or (c) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

         If the Optionee delivers Common Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee on the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock by delivery of Old Stock, in addition to any resriction or limitations imposed by this agreement.

     8.  Agreement to Purchase for Investment. By acceptance of this option, the
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Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

     9.  Method of Exercising Option.
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         (a) Subject to the terms and conditions of this Agreement, this option may be exercised by written notice (the "Exercise Notice") to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. The Exercise Notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option.

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          (b)  Notwithstanding anything else in this Agreement, the Company shall have the absolute right to redeem, in whole or in part, the number of shares specified in the Exercise Notice (which redemption shall be deemed to occur prior to exercise), as follows:

               (i) if the Exercise Notice is received by the Company after termination of the Optionee's Business Relationship with the Company, then at any time during the ten (10) business days next following the Company's receipt of the Exercise Notice, and

               (ii) if the Optionee's Business Relationship with the Company is terminated after the Exercise Notice is received but before the issuance of shares upon exercise, that at any time during the ten (10) business days next following termination of the Optionee's Business Relationship with the Company.

The purchase price for shares to be redeemed pursuant to this Section 9(b) shall be equal to the amount, if any, by which the fair market value of such shares, as determined by the Board of Directors as of the date of the applicable Exercise Notice, exceeds the exercise price for such shares. Such purchase price shall be payable in eight (8) equal quarterly payments bearing interest payable annually at the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, with the first payment to be made concurrently with the Company's exercise of this right, and each subsequent payment to be made at three (3)- month intervals. The Company shall exercise this right by delivering written notice of such exercise, accompanied by payment as described above. Upon receipt of the first payment, (i) the Optionee shall promptly return his copy of this Agreement to the Company who shall mark it as "CANCELLED," and (ii) the option to purchase represented hereby shall be of no further force or effect.

          (c)  If Section 9(b) above is not applicable, then within thirty
(30) days of the Exercise Notice, the Optionee shall pay to the Company the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after such payment shall be received. If the Optionee does not pay to the Company the full purchase price of such shares within thirty (30) days of the Exercise Notice, such Exercise Notice shall be of no further force or effect.

          (d) If Section 9(b) above is applicable, but the Company fails to exercise its right of redemption thereunder, the Optionee shall pay to the Company the full purchase price of the number of shares specified in the Exercise Notice, and the Company shall deliver a certificate or certificates

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representing such shares as soon as practicable after such payment is received;
provided, that this Agreement shall be of no further force or effect, and the option granted to the Optionee shall expire, unless such payment has been paid to the Company within thirty (30) days of the Exercise Notice.

          (e) The certificate or certificates issued for the shares as to which this option shall have been exercised pursuant to Section 9(c) or 9(d) above shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and the Optionee shall so request in the Exercise Notice, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, the Exercise Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     10.  Option Not Transferable.  This option is not transferable or
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assignable except by will or by the laws of descent and distribution. During the
Optionee's lifetime only the Optionee can exercise this option.

     11.  No Obligation to Exercise Option. The grant and acceptance of this
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option imposes no obligation on the Optionee to exercise it.

     12.  No Obligation to Continue Business Relationship. The Company and any
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Related Corporations are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

     13.  No Rights as Stockholder until Exercise. The Optionee shall have no
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rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14.  Capital Changes and Business Successions. It is the purpose of this
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option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option

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would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 and 9 hereof, inclusive, maintaining or being involved in a Business Relationship includes naintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan.

    15. Withholding Taxes. The Optionee hereby agrees that the Company may
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withhold from the Optionee's wages or other remuneration, or may otherwise require payment of, the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

    16. Refusal Rights. If the Optionee desires to sell all or any part of the
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shares acquired under this option (including any securities received in respect thereof pursuant to recapitalizations and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Optionee desires to accept, the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of such shares specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase any or all of such shares, the Optionee shall sell to the Company at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice.

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The Company's purchase rights under this Article 16 are assignable by the
Company in its sole discretion.

             The Optionee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such shares not purchased or agreed to be purchased by the Company for 60 days after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice; provided, however, that the
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Optionee shall not sell such shares to the Offeror if, in the sole opinion of the Company, the Offeror is a competitor of the Company and the Company gives written notice to the Optionee, within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his shares to the Offeror; and provided further, that prior to the sale of such shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees not to become a competitor of the Company and further agrees to be subject to the restriction set forth in this Article 16. If any or all of such shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold shares shall remain subject to the terms of this Article 16.

             The refusal rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the refusal rights set forth herein will automatically expire.

        17.  Option to Purchase
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             (a) Option. If the Optionee ceases to be involved in a Business
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Relationship with the Company for any reason, the Company shall have the option, exercisable at any time within thirty (30) days after the date of employment, to purchase all or any part of the Optionee's shares. The Company may assign this right to purchase in its sole discretion. The Company or its assignee(s) shall exercise the foregoing option by sending written notice to the Optionee within the thirty (30)-day period.

             (b) Purchase Price. The purchase price of any shares to be sold to
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the Company and/or its assigns under this Article 17 shall be the fair market value thereof as determined by the Board of Directors as of the date on which the Business Relationship terminated. Such purchase price shall be payable in eight (8) equal quarterly payments bearing interest payable annually at the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, with the first payment to be made at the closing of a purchase and sale of shares pursuant to

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section 17(c) below, and each subsequent payment to be made at three (3) -month intervals.

          (c)  Settlement. The closing of a purchase and sale of shares under
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this Article shall take place at the principal office of the Company at such time and date as shall be mutually agreed between the Company and the Optionee, provided that if the parties cannot reach such agreement, settlement shall be
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ninety (90) days after the date of termination of the Optionee's Business
Relationship with the Company (or if such day is a holiday, the first business day thereafter). At the closing, the Optionee shall deliver to the Company (i) the certificate or certificates representing the shares held by such Optionee, duly endorsed for transfer, or (ii) if such certificate or certificates are already in the Company's possession, such duly endorsed stock powers as the Company may request to permit it to record the repurchase by the Company on the records of the Company.

     18.  Governing Law. This Agreement shall be governed by and interpreted in
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accordance with the internal laws of the Commonwealth of Massachusetts.

     19.  Legends. Any certificate(s) representing shares issued to the Employee
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shall contain any legends deemed necessary or appropriate by the Company in order to put the holder thereof on notice of the restrictions imposed upon such shares by this Agreement.

     20.  Notice. Any and all notices, requests, or other communications
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provided for in the Agreement shall be given in writing and sent by registered or certified mail, return receipt requested, and first-class postage prepaid, and shall be addressed: (i) if to the Company, to the principal offices of the Company; and (ii) if the to Optionee, to the address of the Optionee set forth below, or to such other address as has last been furnished to the Company in accordance with this Article 20. Any notice that is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

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     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee by his signature below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                             Smart Storage, Inc.

                                             By:__________________________
                                                 Name: ___________________
                                                 Title:___________________


                                             _____________________________
                                             Optionee

                                             _____________________________

                                             _____________________________

                                             _____________________________
                                             [Address of Optionee]

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